Name Name of Subscriber: _________________	Exhibit 99.2(d)

DMR MORTGAGE OPPORTUNITY
FUND LP

SUBSCRIPTION AND CAPITAL COMMITMENT AGREEMENT

LIMITED PARTNERSHIP INTERESTS

Minimum Capital Commitment: $5,000,000

_______________________

THESE ARE SPECULATIVE SECURITIES
_______________________

_______________________

FOR THE USE OF U.S. INVESTORS ONLY
_______________________

September 22, 2008

ONLY “ELIGIBLE INVESTORS” MAY INVEST

DMR MORTGAGE OPPORTUNITY

 FUND LP

SUBSCRIPTION INSTRUCTIONS

DMR Mortgage Opportunity Fund LP (the “Fund”) is a speculative investment offered only to persons meeting the qualifications specified in this Subscription and Capital Commitment Agreement.  Those prospective investors that meet such qualifications are referred to herein as “Eligible Investors.”  Among such qualifications each Eligible Investor must be (i) an institutional “accredited investor,” as defined in Regulation D under the Securities Act of 1933, as amended, and (ii) a “qualified client” as defined in Rule 205-3 of the Investment Advisers Act of 1940, as amended, unless otherwise determined by the Fund.  All investors must have a high level of financial sophistication and be able to evaluate the merits and risks of a specialized, non-traditional investment vehicle such as the Fund, including the risk of losing one’s entire investment.

The speculative nature of an investment in the Fund makes it appropriate only for a limited portion of the risk segment of a portfolio.

This Subscription and Capital Commitment Agreement is not accepted until Declaration Management & Research LLC, the general partner and investment adviser of the Fund (“Declaration”), has executed a counterpart of the Execution Pages of this Subscription and Capital Commitment Agreement and returned them to the Subscriber.

The Subscription and Capital Commitment Agreement has been formatted so that only the Execution Pages need to be completed.

Subscriptions which are not paid when due may be subject to rejection, to being held without interest until the next issuance of Interests and/or to being assessed for all related losses, costs and interest.

Subscriptions must be paid by wire transfer to the following account:

Bank Name:        LaSalle Bank National Association
ABA Number:         071000505
Account Name:          Trust GL
Account Number:         2090067
Further Credit to:        ACCT# 725402.2
Ref:                 DMR Mortgage Opportunity Fund LP Sub/Red – (insert name of investor)
Attn:                Kateri Malecek (312) 992-1136

If you have any questions concerning how to complete the Execution Pages of this Subscription and Capital Commitment Agreement, please contact Gregory Casey, a representative of John Hancock Distributors LLC (the “Placement Agent”) at (703) 749-8270.

This Subscription and Capital Commitment Agreement will be kept strictly confidential and will not be reviewed by any parties other than Declaration, the Placement Agent and their respective agents and counsel.  Please return completed and signed Execution Pages by fax to (703) 749-8256  and by mail to the following address:

DMR MORTGAGE OPPORTUNITY FUND LP
c/o Declaration Management & Research LLC
1800 Tysons Boulevard, Suite 200
McLean, Virginia 22102
Attention: John Pluta

DMR MORTGAGE OPPORTUNITY FUND LP

SUBSCRIPTION AND CAPITAL COMMITMENT AGREEMENT

DMR MORTGAGE OPPORTUNITY FUND LP
c/o Declaration Management & Research LLC
1800 Tysons Boulevard, Suite 200
McLean, Virginia 22102
Telephone:  (703) 749-8269

JOHN HANCOCK DISTRIBUTORS LLC
c/o Declaration Management & Research LLC
1800 Tysons Boulevard, Suite 200
McLean, VA  22102
Telephone:  (703) 749-8270

Dear Ladies and Gentlemen:

1. Subscription for an Interest. The Subscriber hereby subscribes to make a Capital Commitment to DMR Mortgage Opportunity Fund LP (the “Fund”) in the amount set forth on the Execution Pages and thereby to acquire a limited partnership interest (an “Interest”) in the Fund.  The Subscriber understands that, if accepted, the Subscriber’s Capital Commitment causes the Subscriber to become a limited partner (“Limited Partner”), and to be subject to the terms of the Second Amended and Restated Limited Partnership Agreement of the Fund (the “Limited Partnership Agreement”), as the same may be modified and amended from time to time, as well as to the risks, uncertainties, contingencies and expenses associated with an investment in the Fund, as summarized in the Confidential Preliminary Private Placement Memorandum of the Fund dated September 19, 2008, as the same may be supplemented or otherwise modified to the date hereof (the “Memorandum”).  Capitalized terms used herein and not otherwise defined are used with the meanings set forth in the Memorandum and the Limited Partnership Agreement.

This Subscription and Capital Commitment Agreement is subject to being accepted or rejected (in whole or in part) by Declaration Management & Research LLC, the general partner and investment adviser of the Fund (“Declaration”).

The minimum Capital Commitment is $5,000,000.  Declaration may waive the foregoing minimum in its sole discretion.  Interests are only available at two closings (each, a “Closing Date”).  Capital Commitments were initially accepted as of May 15, 2008 and Capital Commitments will be accepted for the second Closing Date as of September 22, 2008.

The Subscriber acknowledges and agrees that if the Subscriber’s subscription to purchase an Interest is accepted, the Subscriber is obligated to make Capital Contributions, on the date(s) specified by Declaration in a Capital Call upon not less than ten (10) Business Days’ prior notice to the Subscriber, substantially in the form attached as Schedule A hereto.

2. Eligibility.  As an inducement to Declaration, under the ultimate supervision of the Fund’s Board of Directors (the “Board”), to accept this Subscription and Capital Commitment Agreement on behalf of the Fund, the Subscriber hereby represents and warrants to the Fund, the Board, Declaration and John Hancock Distributors LLC (the “Placement Agent”) as follows:

(a) The Subscriber is duly authorized and qualified to become a Limited Partner, and the Person(s) executing this Subscription and Capital Commitment Agreement on behalf of the Subscriber has

DMR Mortgage Opportunity Fund LP “U.S. Investors” Subscription and Capital Commitment Agreement	S-1

(have) been duly authorized by the Subscriber to execute and deliver this Subscription and Capital Commitment Agreement on behalf of the Subscriber.

(b) The Subscriber is either: (i) acquiring the Interest for which the Subscriber has hereby subscribed for the Subscriber’s own account, for investment purposes only, not as a nominee or financial intermediary and not with a view to or for the resale or distribution thereof, in whole or in part, and no other Person has a direct or indirect beneficial interest in the Interest (including, without limitation, an economic interest arising out of a structured note, swap or similar transaction entered into between the Subscriber and any other Person with respect to which the Fund constitutes any component of the underlying reference asset); or (ii) subscribing as a nominee for Person(s) acquiring an economic interest in the Fund.  All representations, warranties, acknowledgements and covenants set forth herein that are made by the Subscriber shall be deemed also to be made by the Subscriber on behalf of the Person(s) in respect of which the Subscriber is acting in such capacity.  Any such Person(s) is/are responsible to the Fund, Declaration, and the Placement Agent for the representations, warranties, acknowledgements and covenants of such Person(s) to the same extent as such Person(s) would be responsible for had they executed this Subscription and Capital Commitment Agreement themselves.

(c) The Subscriber has all governmental, regulatory and administrative registrations and approvals required for the Subscriber to invest in the Fund.

(d) The Subscriber has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of making a Capital Commitment to the Fund.  The Subscriber has evaluated the risks of investing in the Fund, understands there are substantial risks of loss in acquiring the Interest and has determined that the Interest is a suitable investment for the Subscriber.  For the avoidance of doubt, the Subscriber has determined that the Subscriber’s Capital Commitment is consistent with the Subscriber’s investment purposes, objectives and cash flow requirements, as well as the Subscriber’s need for diversification and liquidity in the Subscriber’s overall portfolio.  The Subscriber understands that the Subscriber’s Capital Commitment may not be reduced, revoked or suspended (other than in the unlikely event of a Key Person Event and under other strictly limited circumstances set forth in the Limited Partnership Agreement), irrespective of material adverse changes in the Fund’s net asset value, the economic climate, the Fund, Declaration, and/or the Subscriber’s own financial condition and portfolio.

3. Representations, Warranties and Acknowledgements.  As an inducement to Declaration, under the ultimate supervision of the Board, to accept this Subscription and Capital Commitment Agreement, the Subscriber hereby represents and warrants to the Fund, the Board, Declaration and the Placement Agent as follows:

(a) The Subscriber:

(i) has been furnished a copy of the Memorandum and has carefully read and understands the Memorandum, has evaluated the risks of a purchase of the Interest, including the risks set forth in the Memorandum under “Certain Risk Factors” and the considerations described under “The Fund’s Investment Objective and Strategies” and “Certain Federal Income Tax Considerations,” and has relied solely on the information contained in the Memorandum or in the Fund’s Form N-2 (or other reports required to be filed with the U.S. Securities and Exchange Commission (the “SEC”)) in deciding whether to invest in the Fund (irrespective of any other materials and information furnished to the Subscriber in connection with such investment);

(ii) has been furnished with any materials relating to the Fund, its operation, the private placement of the Interests, the performance of the Fund, the Material Contracts, the investment experience of Declaration and any other matters relating to the Fund and Declaration and this investment that the Subscriber has requested.  The Subscriber acknowledges that the Fund and/or Declaration may refuse to furnish to the Subscriber any materials which Declaration deems to be proprietary;

DMR Mortgage Opportunity Fund LP “U.S. Investors” Subscription and Capital Commitment Agreement	S-2

(iii) has been afforded the opportunity to ask questions of, and receive answers from, Declaration and the Placement Agent to the extent that the Subscriber has deemed necessary or advisable in order to verify the accuracy of the information set forth in the Memorandum;

(iv) has determined that the Interest is a suitable investment for the Subscriber and that the Subscriber has the financial ability to bear the economic risk of the Subscriber’s investment in the Fund (including the possible complete loss of such investment), has adequate means of providing for the Subscriber’s current needs, financial contingencies and cash flow requirements and has no need for liquidity with respect to an investment in the Fund; and

(v) has a pre-existing and substantive relationship with Declaration or the Placement Agent.

               (b)                           (i)   In making its decision to purchase the Interest, the Subscriber has relied solely upon independent investigations made by the Subscriber or by its professional advisors.  The Subscriber is not relying on the Fund, the Placement Agent, Declaration or their respective affiliates, owners, directors, officers and representatives with respect to any legal, tax or other economic considerations relating to the Subscriber’s investment decision, and further understands that the only disclosures for which the Fund or Declaration accepts any responsibility relating to the Subscriber’s investment are those set forth in the Memorandum.

(ii) The Subscriber acknowledges and agrees that neither Declaration nor the Placement Agent has acted as an investment adviser or as a fiduciary to the Subscriber with respect to the Subscriber’s investment in an Interest.

(c)   The Subscriber has determined that an investment in the Interest is consistent with any obligation the Subscriber may have to its beneficiaries or beneficial owners, if any.

(d)  The Subscriber understands that the Subscriber may not sell or otherwise Transfer any part of the Interest without the consent of Declaration, which will be granted if the Transferee is an Eligible Investor, the Transfer is permitted under applicable securities law restrictions, including without limitation an applicable exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and the Transfer will not result in the Fund constituting a publicly traded partnership for tax purposes.  The Subscriber also understands and agrees that a Transferring Limited Partner shall remain responsible for any Capital Calls due on the Transferred Interest in the event that the Transferee defaults.

(e)   The Subscriber understands that the Fund is registered as a closed-ended, non-diversified management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

(f)   The Subscriber understands that the Fund trades futures contracts.  However, as an investment company registered as such under the 1940 Act, the Fund has claimed an exclusion from registration as a commodity pool operator (“CPO”) pursuant to Commodity Futures Trading Commission (“CFTC”) Rule 4.5(a)(1) and is not subject to CPO regulation.  Also, Declaration is exempt from registration as a commodity trading advisor (“CTA”) and is generally not subject to CTA regulation.

(g)   The Subscriber has carefully reviewed and understands the terms of the Material Contracts, and the Subscriber specifically agrees to and acknowledges the exculpation and indemnification provisions set forth in the Limited Partnership Agreement and that such provisions shall survive the dissolution of the Fund.  Subject to Section 12(d), the Subscriber hereby specifically waives any recourse against the Fund, the Placement Agent, or Declaration, or their respective affiliates, owners, directors, officers and representatives (each, a “Declaration Party”) in respect of the offering of the Interest and the operations of the Fund, provided that the Declaration Party in question complies with the standard of liability set forth in Section 2.7 of the Limited Partnership Agreement.

DMR Mortgage Opportunity Fund LP “U.S. Investors” Subscription and Capital Commitment Agreement	S-3

(h)   The Subscriber confirms that none of the Fund or any Declaration Party guarantees the success of an investment in the Interest or that substantial or total losses will not be incurred on such investment.

(i)    The Fund has a short financial and operating history.

(j)    The Subscriber understands that because Declaration is eligible to receive the Carried Interest distributions, Declaration may have incentives to invest in more speculative investments than Declaration otherwise would.

(k)   The Subscriber could lose all or substantially all of its investment and will be committed to the Fund for an indefinite period of time with no ability to withdraw capital or otherwise recognize profits or losses on its investment.  The Subscriber understands that the Interest is not able to be withdrawn at the option of the Subscriber.

(l)     The Subscriber acknowledges that the business terms of the Fund have been established without the interest of any particular investor being represented.

(m)   The Subscriber acknowledges that Declaration, as well as its Affiliates, currently manage other investment funds in addition to the Fund and may have financial and other incentives to favor certain of such investment funds over the Fund.

(n)   The Subscriber understands and consents to the brokerage and custody arrangements used by the Fund, as described under “Brokerage Arrangements” in the Memorandum.

(o)   The Subscriber understands that no federal or state agency, securities or commodity exchange or self-regulatory body has reviewed the Memorandum or the private placement of the Interests or made any finding or determination as to the fairness of the business terms of an investment in the Fund.

(p)   The Subscriber represents and warrants that, except as it may disclose in writing to Declaration, the Subscriber is not subject to the Freedom of Information Act or any similar legislation or regulation that could compel the Subscriber to disclose to the public any information regarding the Subscriber’s investment in the Fund.  The Subscriber agrees to treat all information regarding Declaration or the Fund (except for information that is otherwise publicly available) as confidential unless Declaration gives express written approval for the Subscriber not to do so.  The Subscriber may, however, share confidential information with its professional advisers, with investors in the case of an investor which is itself a private investment fund or with any person controlling such Subscriber, provided that the Subscriber has notified such other persons of the confidentiality of such information.  The Subscriber may also disclose confidential information if required to do so by law or in response to regulatory reporting requirements of such Subscriber or regulatory requests (including, for this purpose, from the National Association of Insurance Commissioners).

(q)    The Subscriber acknowledges that in the event that a Person becomes a Shareholder and as a result an Impermissible Event (as defined in the Limited Partnership Agreement) occurs, Declaration may, but shall be under no obligation to, exercise a number of remedies, including: (i) immediately requiring the withdrawal of part or all of such Person’s Capital Account and, subject to Section 12(d), to the extent that the other Limited Partners have been damaged by the admission of such Limited Partner and such admission was permitted, in whole or in part, as a result of a misstatement or breach by such Person, such Person’s withdrawal proceeds shall be debited with the amount which Declaration determines is appropriate to compensate such other Limited Partners for any such damage, irrespective of whether Declaration had expressly consented thereto; (ii) causing the relevant Limited Partner to forfeit all or any portion of future Distributions, other than in respect of a return of capital, made by the Fund; and (iii) causing the relevant Limited Partner to be excluded from participating in future Fund investments.  Furthermore, the Subscriber acknowledges that, in the event that the Fund mandatorily withdraws the balance of a Capital Account, the Fund shall pay withdrawal proceeds in respect of such Capital Account to

DMR Mortgage Opportunity Fund LP “U.S. Investors” Subscription and Capital Commitment Agreement	S-4

the relevant Limited Partner, without interest, in one or more installments at any time after the commencement of the Distribution Period.

(r) The Subscriber agrees that the foregoing representations and warranties, and all other information regarding the Subscriber set forth herein, may be used as a defense in any actions relating to the Fund or the offering of the Interests, and that it is only on the basis of such representations, warranties and other information that Declaration may be willing to accept the Subscriber’s subscription for the Interest.

(s) If there should be any material change in any of the foregoing information, representations or warranties, the Subscriber agrees to inform the Fund, Declaration and the Placement Agent as promptly as reasonably practicable.  The Subscriber acknowledges that the Fund, Declaration, the Declaration Parties, the other Partners and the Placement Agent will rely on such information, representations and warranties on an ongoing basis.

THE FUND IS A SPECULATIVE INVESTMENT THAT INVOLVES RISK, INCLUDING THE RISK OF LOSING ALL OR SUBSTANTIALLY ALL OF THE AMOUNT INVESTED.  THE SUBSCRIBER SHOULD NOT REGARD THE FUND AS A COMPLETE INVESTMENT PROGRAM.

THE SUBSCRIBER HAS READ CAREFULLY AND UNDERSTANDS THE MEMORANDUM AND HAS RELIED ON THE SUBSCRIBER’S OWN ADVISORS WITH RESPECT TO THE SUBSCRIBER’S INVESTMENT IN THE INTEREST AND THE SUITABILITY OF SUCH INVESTMENT FOR THE SUBSCRIBER.  THE SUBSCRIBER HAS NOT RELIED ON ANY OF THE FUND, DECLARATION, ANY DECLARATION PARTY OR THE PLACEMENT AGENT FOR TAX OR LEGAL ADVICE, BUT ONLY ON THE SUBSCRIBER’S OWN ADVISORS.

4. ERISA Representations. If the Subscriber is, or is acting on behalf of, an “employee benefit plan”, as defined in and subject to ERISA, a “plan”, as defined in and subject to Section 4975 of the Code (a “Plan”), or a Plan Assets Entity (in which case, the following representations and warranties are made with respect to each Plan holding an investment in such Plan Assets Entity), the individual signing this Subscription and Capital Commitment Agreement on behalf of the Subscriber, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing an Interest (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in the Fund for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of Declaration, any Director, the Placement Agent, any other placement agent, any of their respective affiliates or any of their respective agents or employees:  (i) has investment discretion with respect to the investment of assets of the Plan used to purchase an Interest; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase an Interest for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of Declaration, each Director, the Placement Agent, each other placement agent and each of their respective affiliates, and (iii) is qualified to make such investment decision.  The Subscriber will, at the request of Declaration, furnish Declaration with such information as Declaration may reasonably require to establish that the purchase of the Interest by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

5. Investment Advisers Act. The undersigned is a “qualified client” under Rule 205-3 of the Advisers Act because the undersigned (a) has a net worth in excess of $1,500,000 or (b) is a “qualified purchaser” under Section 2(a)(51)(A) of the 1940 Act.

DMR Mortgage Opportunity Fund LP “U.S. Investors” Subscription and Capital Commitment Agreement	S-5

6. Representations and Warranties of the Subscriber under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”).  As an inducement to the Fund to accept this Subscription and Capital Commitment Agreement, the Subscriber hereby represents and warrants to the Fund, Declaration and the Placement Agent as follows:

(a) All evidence of identity provided by the Subscriber to the Fund, Declaration and/or the Placement Agent is genuine, and all related information furnished by the Subscriber to the Fund, Declaration and/or the Placement Agent is accurate.  As part of their responsibility for preventing an investment in the Fund from being used as a means of money laundering, any of the foregoing may require a detailed verification of the identity of the Subscriber (as well as the Subscriber’s direct or indirect beneficial owners, if any).

(b) The Subscriber agrees to provide any information deemed necessary from time to time by the Fund, Declaration and/or the Placement Agent to comply with applicable anti-money laundering laws, their respective anti-money laundering programs and related responsibilities.

(c) The Subscriber restates and reaffirms the representations and warranties made by the Subscriber in Section 2(b) in the specific context of money-laundering prevention.

(d) Unless otherwise stated herein, the Subscriber is not acting as agent, representative, intermediary/nominee or in any similar capacity for any other Person.

(e) The Subscriber represents, warrants and covenants that none of the Subscriber, any Person controlling, controlled by, or under common control with, the Subscriber, or any Person having a beneficial interest in the Subscriber or that will have a beneficial interest in the Interest, is a Prohibited Investor,1 and that the Subscriber is not investing and will not invest in the Fund on behalf of or for the benefit of any Prohibited Investor.  The Subscriber agrees promptly to notify Declaration and the Placement Agent of any change in the information affecting this representation, warranty and covenant.

(f) The Subscriber acknowledges that, if, following the issuance of an Interest to the Subscriber, the Fund believes that the Subscriber is a Prohibited Investor, has otherwise breached any of the Subscriber’s representations, warranties or covenants set forth herein, furnished incorrect information to the Fund or otherwise caused concerns under the anti-money laundering program and related responsibilities of the Fund, Declaration and/or the Placement Agent, the Fund may be obliged to freeze the Subscriber’s investment, which the Fund may do by declining any additional Capital Commitment, Capital Contribution, Distribution or Transfer submitted by the Subscriber, segregating the assets attributable to the Subscriber’s Interest and/or taking such other action as the Fund considers necessary or advisable in order to comply with Law, including requiring the mandatory capital withdrawal of part or all of the Subscriber’s Interest.

(g) The Subscriber acknowledges that additional Capital Commitments and/or Capital Contributions by the Subscriber may be refused and/or a Distribution may be delayed or declined by the Fund in its sole discretion in accordance with the Limited Partnership Agreement, this Subscription and Capital Commitment Agreement and the Memorandum.

______________________________
1  “Prohibited Investors” include:  (1) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control (“OFAC”) or subject to OFAC country sanctions, any Securities and Exchange Commission-maintained blocked persons list or other lists as required by Law, the Fund or Declaration, (2) any Foreign Shell Bank, (as defined below), and (3) any Person resident in or whose subscription funds are transferred from or through an account in a jurisdiction that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering (“FATF”), of which the United States is a member, and with which designation the U.S. representative to the group or organization continues to concur.  See http://www.fatf-gafi.org for FATF’s list of Non-Cooperative Jurisdictions and Territories.

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(h) None of the Subscriber or any director, officer, partner, member, shareholder, affiliate (as defined under the applicable regulations) or beneficial owner of the Subscriber is a Senior Foreign Political Figure,2 any member of a Senior Foreign Political Figure’s Immediate Family3 or any Close Associate4 of a Senior Foreign Political Figure.

(i) The Subscriber is not resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.5

(j) The Subscriber’s Capital Commitment does not originate from, nor will it be routed through, an account maintained at a Foreign Shell Bank6 or a bank organized or chartered under the laws of a jurisdiction that has been designated as non-cooperative with international anti-money laundering principles.

(k) The Subscriber acknowledges and agrees that, subject to anti-money laundering regulations or procedures, the Fund has discretion to wire transfer any and all funds payable to the Subscriber to the account specified by the Subscriber in this Subscription and Capital Commitment Agreement.

(l) The Subscriber acknowledges and agrees that the Fund, Declaration and/or the Placement Agent may release confidential information concerning the Subscriber and, if applicable, any Person with a direct or indirect beneficial interest in the Interest or in the Subscriber itself, to regulatory or law

____________________________
2 “Senior Foreign Political Figure” means a current or former senior political official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major non-U.S. political party, or a current or former senior executive of a non-U.S. government-owned corporation.  In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.
3 “Immediate Family,” with respect to a Senior Foreign Political Figure, typically includes the political figure’s parents, siblings, spouse, children and in-laws.
4 “Close Associate” means, with respect to a Senior Foreign Political Figure, a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the Senior Foreign Political Figure.
5  The Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) issues advisories regarding countries of primary money laundering concern.  FinCEN’s advisories are posted at http://www.fincen.gov/pub_main.html.  Current Section 311 special measures can be found at http://www.fincen.gov/reg_section311.html.
6 “Foreign Shell Bank” means a Foreign Bank without a Physical Presence (each as defined below) in any country, but does not include a Regulated Affiliate (as defined below).
“Foreign Bank” means an organization that: (i) is organized under the laws of a country outside the United States; (ii) engages in the business of banking; (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations; (iv) receives deposits to a substantial extent in the regular course of its business; and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a non-U.S. bank.
“Physical Presence” means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank:  (i) employs one or more individuals on a full-time basis; (ii) maintains operating records related to its banking activities; and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.
“Regulated Affiliate” means a Foreign Shell Bank that:  (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable; and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

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enforcement authorities, if the Fund, Declaration and/or the Placement Agent determines that it is required or advisable to do so in order to ensure compliance with Law.

(m) The Subscriber, by executing the Execution Pages of this Subscription and Capital Commitment Agreement, represents and warrants that the Subscriber’s Capital Contribution has been, and future Capital Contributions will be, derived from legal sources.  As part of the Fund’s responsibility for protection against money laundering, the Fund may require a detailed verification of the identity of the Subscriber.  Depending on the circumstances of this Subscription and Capital Commitment Agreement, a detailed verification might not be required where:

(i)   the Subscriber makes the payment from an account held in the Subscriber’s name at a recognized financial institution; or

(ii)  the Subscriber’s Capital Commitment is made through an intermediary known to Declaration and/or the Placement Agent.

These exceptions will only apply if the financial institution or intermediary referred to above is within a country recognized as having sufficient anti-money laundering regulations and only if the Fund determines in its sole discretion, after any further inquiry or investigation it may deem necessary, that any such exception is consistent with the Fund’s anti-money laundering policies.

(n) In addition to the provisions of Sections 6(a) and 6(b), the Fund, Declaration and the Placement Agent each reserves the right to request such information as the Fund, Declaration or any Declaration Party, as the case may be, may deem necessary or advisable to verify the identity of the Subscriber (or the Subscriber’s direct or indirect beneficial owners) or to require the Subscriber, if an entity, to provide a copy of its anti-money laundering policies to the Fund, Declaration, any Declaration Party and/or the Placement Agent, as the case may be.  In the event of any delay or failure by the Subscriber to produce any information so requested, Declaration or the Fund may refuse to accept any new Capital Commitment from the Subscriber or may refuse to process a Distribution or Transfer by the Subscriber until proper information has been provided.  The Fund reserves the right to withdraw the Interest of any Subscriber if at any time the Subscriber fails to provide any additional information requested by the Fund, Declaration, any Declaration Party or the Placement Agent for verification purposes, for purposes of evaluating the Subscriber’s anti-money laundering policies in light of their respective anti-money laundering policies and related responsibilities.

(o) The Subscriber agrees that it shall have no claim against the Fund, Declaration, any Declaration Party or the Placement Agent for any form of damages as a result of the Fund, Declaration, any Declaration Party or the Placement Agent taking any of the actions referred to in this Section 6.

The Subscriber agrees promptly to notify Declaration and the Placement Agent
(or the Person appointed by each to administer their respective anti-money laundering programs in respect of the Fund, as notified to the Subscriber by each of the foregoing), if any of the foregoing representations or warranties are no longer accurate or if the Subscriber is not complying with any of the foregoing covenants, in each case in all material respects.

7. Voluntary Limitation on Fund Percentage for Voting Purposes. In the event that the Subscriber indicates on the Execution Pages that the Subscriber does not wish to have a Fund Percentage for voting purposes in excess of a specified percentage, the Fund, by accepting this Subscription and Capital Commitment Agreement, agrees to the Subscriber waiving, in whole or in part, what would otherwise have been the Subscriber’s Fund Percentage to the extent required not to exceed such percentage.  The Subscriber agrees that such waiver shall be irrevocable and that the Subscriber shall not exercise any voting rights with respect to its Fund Percentage in excess of such specified percentage.  The voting rights so waived shall thereupon be deemed to be held by the other Limited Partners pro rata in accordance with their respective Fund Percentages (after giving effect to all other limitations imposed on the Fund Percentages for voting purposes of such Limited Partners).

DMR Mortgage Opportunity Fund LP “U.S. Investors” Subscription and Capital Commitment Agreement	S-8

8. Acceptance of the Limited Partnership Agreement.  The Subscriber agrees that on the date designated by Declaration as the date as of which the Subscriber has been admitted to the Fund, the Subscriber shall become a Limited Partner, and the Subscriber hereby agrees to each and every term of the Limited Partnership Agreement.

9. Use of Statements and Information in the Subscription and Capital Commitment Agreement. The Subscriber agrees that the foregoing statements, and all other information regarding the Subscriber set forth herein, may be used as a defense in any claim relating to the Fund and/or the offering of the Interests, and that it is only on the basis of such statements and other information that Declaration may be willing to cause the Fund to issue an Interest to the Subscriber.

10. Power of Attorney.  In connection with the acquisition of the Interest pursuant to this Subscription and Capital Commitment Agreement, the Subscriber does hereby irrevocably constitute and appoint Declaration as the Subscriber’s true and lawful attorney, in the Subscriber’s name, place and stead, to execute, acknowledge, swear to, file and record (if applicable) on the Subscriber’s behalf, and in the appropriate public offices if relevant:  (i) the Limited Partnership Agreement; (ii) a Certificate of Formation including amendments thereto; (iii) all instruments which Declaration may deem necessary or appropriate to reflect any amendment, change or modification of the Limited Partnership Agreement or the Certificate of Formation in accordance with the terms of the Limited Partnership Agreement; and (iv) all instruments, agreements and documents which Declaration considers necessary to or appropriate for the operation of the Fund as contemplated in the Memorandum.

The Subscriber agrees and acknowledges that the other Limited Partners are relying on the continued validity of the foregoing Power of Attorney, and that the Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable, surviving the death, incapacity or dissolution of the Subscriber.

This Power-of-Attorney shall survive the Transfer of the whole or any portion of the Subscriber’s Interest, except that, with respect to the Transferor, this Power-of-Attorney shall also survive the Transfer for the sole purpose of enabling Declaration to execute, acknowledge, swear to and file any instrument necessary to effect such Transfer.

11. Documentation.

If the Subscriber is an entity, Declaration may request certain documentation prior to determining whether to accept their subscription.  Upon request::

(a) an entity will be required to provide evidence that the Person(s) executing this Subscription and Capital Commitment Agreement on behalf of the Subscriber has been duly authorized by the Subscriber to execute and deliver this Subscription and Capital Commitment Agreement on behalf of the Subscriber, e.g., resolutions of its board of directors and specimen signatures;

(b) a corporation may be required to deliver one copy of its articles of incorporation and by-laws, and a copy of any document authorizing or governing its investment policies, e.g., resolutions of its board of directors;

(c) a partnership may be required to deliver one copy of its partnership agreement or other governing agreement; and

(d) a trust may be required to deliver one copy of its declaration of trust or other governing instrument and any document authorizing or governing its investment policies.

12. Miscellaneous.  The following provisions are applicable even if the Subscriber’s Subscription and Capital Commitment Agreement is not accepted, and the Subscriber does not become a Limited Partner.

DMR Mortgage Opportunity Fund LP “U.S. Investors” Subscription and Capital Commitment Agreement	S-9

(a) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(i)  THIS SUBSCRIPTION AND CAPITAL COMMITMENT AGREEMENT IS MADE PURSUANT TO AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW AND NOTWITHSTANDING THE PLACE WHERE THIS SUBSCRIPTION AND CAPITAL COMMITMENT AGREEMENT IS EXECUTED OR THE LOCATION OF ANY OFFICE, VENTURE OR OPERATION OF THE FUND, DECLARATION, ANY DECLARATION PARTY, THE PLACEMENT AGENT OR THE SUBSCRIBER.  EXCEPT AS OTHERWISE SET FORTH IN SECTION 12(d), ANY ACTION OR PROCEEDING RELATING IN ANY RESPECT TO THIS SUBSCRIPTION AGREEMENT, THE OPERATION OF THE FUND, THE MATERIAL CONTRACTS  OR THE OFFERING OF THE INTERESTS MAY BE BROUGHT AND ENFORCED IN THE COURTS OF THE CITY, COUNTY AND STATE OF NEW YORK OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) IN THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE FUND, DECLARATION, ANY DECLARATION PARTY, THE PLACEMENT AGENT AND/OR THE SUBSCRIBER IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF BOTH SUCH STATE AND FEDERAL COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.  EXCEPT AS OTHERWISE SET FORTH IN SECTION 12(d), THE SUBSCRIBER AND THE FUND IRREVOCABLY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO LAYING THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF THE CITY, COUNTY AND STATE OF NEW YORK OR IN THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(ii)  EXCEPT AS OTHERWISE SET FORTH IN SECTION 12(d), THE SUBSCRIBER HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM AGAINST THE FUND, DECLARATION, ANY DECLARATION PARTY, OR THE PLACEMENT AGENT RELATING IN ANY RESPECT TO THIS SUBSCRIPTION AND CAPITAL COMMITMENT AGREEMENT, THE OPERATION OF THE FUND, THE MATERIAL CONTRACTS OR THE OFFERING OF THE INTERESTS.

(iii)  THE SUBSCRIBER HEREBY AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED ON THE SUBSCRIBER IN THE SAME MANNER AS NOTICES ARE GIVEN PURSUANT TO SECTION 15.

(b) Equitable Relief.  The Subscriber agrees that, subject to Section 12(d), the Fund, the Board, Declaration, any Declaration Party and/or the Placement Agent would be subject to potentially irreparable injury as a result of any breach by the Subscriber of any of the representations, warranties, acknowledgements, covenants or agreements set forth in this Subscription and Capital Commitment Agreement, and that monetary damages would not be sufficient to compensate or make whole the Fund, the Board, Declaration, any Declaration Party and/or the Placement Agent for any such breach.  Accordingly, the Subscriber agrees that, subject to Section 12(d), the Fund, the Board, Declaration, any Declaration Party and/or the Placement Agent, separately or together, shall be entitled to equitable and injunctive relief, on an emergency, temporary, preliminary and/or permanent basis, so as to prevent any such breach or the continuation thereof.

(c) Survival; Legal Effect.

(i) The Subscriber agrees that the representations, warranties, agreements and covenants set forth in this Subscription and Capital Commitment Agreement shall, in pertinent part, survive the acceptance (or rejection) of this Subscription and Capital Commitment Agreement and any subsequent withdrawal from the Fund by the Subscriber.

DMR Mortgage Opportunity Fund LP “U.S. Investors” Subscription and Capital Commitment Agreement	S-10

(ii)  This Subscription and Capital Commitment Agreement shall be binding upon the parties hereto and shall inure to the benefit of such parties as well as those indemnified hereunder.

(iii)  In case of any conflict between this Subscription and Capital Commitment Agreement and the Limited Partnership Agreement, this Subscription and Capital Commitment Agreement shall control.

(d) Exclusions.  In the event that the Subscriber is prevented or restricted by Law or governmental policy from providing indemnification or set-off, being subject to a penalty, waiving trial by jury, consenting to a given venue in the case of a proceeding or agreeing to be subject to equitable relief, such Subscriber shall be excused from such provisions (unless otherwise permitted to be subject thereto).

(e) Severability.  In the event that any provision of this Subscription and Capital Commitment Agreement is held to be invalid or unenforceable in any jurisdiction, such provision shall be deemed modified to the minimum extent necessary so that such provision, as so modified, shall no longer be held to be invalid or unenforceable.  Any such modification, invalidity or unenforceability shall be strictly limited both to such provision and to such jurisdiction, and in each case to no other.  Furthermore, in the event of any such modification, invalidity or unenforceability, this Subscription and Capital Commitment Agreement shall be interpreted so as to achieve the intent expressed herein to the greatest extent possible in the jurisdiction in question and otherwise as set forth herein.

(f) Counterparts; Facsimiles.

(i)  The Execution Pages of this Subscription and Capital Commitment Agreement may be executed in one or more counterparts, each of which shall, however, together constitute the same document.  Facsimiles (as such term is defined in the Limited Partnership Agreement) shall have the same binding force as originals.

(ii)  The Subscriber agrees that Declaration is authorized to accept and execute the Execution Pages as well as any instructions given by the Subscriber in original signed form or by facsimile.  If instructions are given by facsimile, the Subscriber will promptly courier the original signed form to Declaration and, except as otherwise set forth in Section 12(d), will indemnify the Fund, Declaration, the Declaration Parties and the Placement Agent for any losses and damages suffered by any of them as a result of acting on facsimile instructions rather than instructions in original signed form.  The Subscriber further agrees that the Fund, Declaration, any Declaration Party and the Placement Agent are entitled to rely conclusively on, and shall incur no liability in respect of any action taken on the basis of, any notice, consent, request, instruction or other instrument believed in good faith to be genuine or to be signed by properly authorized persons.

(g) Entire Agreement.  This Subscription and Capital Commitment Agreement and the Limited Partnership Agreement contain the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and supersede any prior agreements and understandings of the parties relating to such subject matter.

(h) No Waiver.

(i)  No failure or delay on the part of the Fund, Declaration, any Declaration Party or the Placement Agent in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  Failure on the part of the Fund, Declaration, any Declaration Party or the Placement Agent to challenge any act of the Subscriber or to declare the Subscriber in default with respect to the Fund, Declaration, any Declaration Party or the Placement Agent, irrespective of how long that failure continues, shall not constitute a waiver by the Fund, Declaration, any Declaration Party or the

DMR Mortgage Opportunity Fund LP “U.S. Investors” Subscription and Capital Commitment Agreement	S-11

Placement Agent of their rights with respect to that default until the applicable statute-of-limitations period has run.

(ii)  Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

13. Notices.

(a) All notices or other communications that the Fund or the Subscriber may desire or be required to give hereunder shall be in writing and shall be personally delivered, delivered by facsimile transmission (and, unless waived by the recipient upon receipt of the facsimile, confirmed by delivery in another manner permitted hereunder), mailed by certified or registered mail (postage prepaid), sent by overnight delivery by a reputable private carrier or postal service or transmitted by e-mail with receipt confirmed (and, unless waived by the recipient upon receipt of the e-mail, confirmed by delivery in another manner permitted hereunder).  All notices or other communications:

(i)  to the Fund shall be sent to the following address:  c/o Declaration Management & Research LLC, 1800 Tysons Boulevard, Suite 200, McLean, Virginia 22102; Attention: Lester Guillard, III;

(ii)  to the Subscriber shall be sent to the address listed in the Execution Pages attached hereto unless the Subscriber advises the Fund in writing of a subsequent change in address; and

(iii) shall be deemed to have been validly given upon receipt when personally delivered or delivered by a confirmed facsimile transmission or e-mail, on the fifth Business Day after having been mailed by certified or registered mail, or on the next Business Day after being sent for overnight delivery by a reputable private carrier or the postal service.

(b) Any notice period prescribed by this Subscription and Capital Commitment Agreement shall commence on the day that the relevant notice is effective as provided in the preceding paragraph.  Such notice period shall include all days, and shall conclude as of the close of business on the day which is the prescribed number of days following the commencement day, or if such day is not a Business Day, as of the close of business on the next succeeding Business Day.

14. Electronic Delivery of Securities Law Required Information.

□ The Subscriber consents to the delivery of information required by the U.S. securities law via electronic mail and/or Internet website posting and agrees to access the Subscriber’s electronic mail account and use Declaration’s Internet website to view these important Fund information and investor notices.  The Subscriber would like to be notified when new Fund information is placed on Declaration’s website by (check one):
 □  electronic mail or □ regular mail.
□  The Subscriber does NOT consent to the delivery of the above-referenced information via electronic mail or website posting.

15. State of Georgia Securities Legend.  The offering and sale of the Interests are intended to be exempt from registration under the securities laws of all states.  Subscribers who reside in the State of Georgia should note the language set forth below, which is required to be included in this Subscription and Capital Commitment Agreement by the securities laws of such State.

FOR GEORGIA INVESTORS ONLY

THE INTERESTS WILL BE SOLD IN RELIANCE ON THE EXEMPTION FROM SECURITIES REGISTRATION CONTAINED IN PARAGRAPH 13 OF CODE SECTION 10-5-9 OF THE GEORGIA

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SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

16. Items Required from the Subscriber.

(a) Completed and executed copy of the Execution Pages.

(b)
 Arrangements for the Capital Contribution(s) to be made to the Fund in such amounts and on such date(s) specified by Declaration in Capital Calls upon not less than ten Business Days’ prior notice to the Subscriber, substantially in the form attached as Schedule A hereto.

(c) Any information requested by the Fund, Declaration or the Placement Agent.

(d) Completed attached Form W-9.

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DMR MORTGAGE OPPORTUNITY FUND LP

EXECUTION PAGES FOR SUBSCRIPTION BY U.S. INVESTORS

Note: The Subscriber should complete these Execution Pages in connection with the Subscriber’s Capital Commitment to the Fund.

1.	Entity Ownership — Check Form of Organization of Entity Subscriber

❑ Trust	❑ ERISA Plan	❑ Corporation	❑ Limited Partnership or Limited Liability Company
❑Other Form of Organization — Please Specify _____________________________________________
(Note: Do not indicate here whether Subscriber is acting in its capacity as a nominee or financial intermediary.)

(Please print all information exactly as you wish it to appear on the Fund records.)

2.	Amount of Capital Commitment (minimum: $5,000,000):

$__________

3.	Subscriber’s Information

Note that the Name of the Subscriber should include only the exact legal name of the legal owner of the Interest.  Any account or other reference information should be included in the “Additional Comments” box.

Name of Subscriber:
Principal Place of Business Address (Provide Legal Address; No P.O. Boxes)
Contact Person	Primary Contact T The Primary Contact receives all correspondence and statements and is the contact person for questions concerning this investment.	Secondary Contact
Full Name	❑Mr. ❑Mrs. ❑Ms. ❑Dr. ❑Other	❑Mr. ❑Mrs. ❑Ms. ❑Dr. ❑Other
Mailing Address (if different from Principal Place of Business)

DMR Mortgage Opportunity Fund LP Subscription and Capital Commitment Agreement For U.S. investors only	Execution Pages-1

Business Phone
Business Fax/Email (if different from below)
Home Phone (Primary Contact)
Home Fax/Email (Primary Contact) (if different from below)
Email Address
Tax I.D. Number
Additional Comments

4.           “Qualified Client” Status

__________                                The Subscriber meets the standards for being categorized as  a “qualified client” as setforth in this Subscription and Capital Commitment Agreement.

5.	Institutional “Accredited Investor” Status — See Schedule B for more information to assist you in determining whether you are an institutional “accredited investor”

The Subscriber meets the standards for being categorized as an institutional “accredited investor,” as set forth in Schedule B [Please check one]:

 (a) ❑(b) ❑ (c) ❑ (d) ❑ (e) ❑  (f) ❑  (g) ❑

The Subscriber agrees to notify Declaration within 30 days of any change in the information set forth above.

6.	Internal Revenue Code Certification

❑  Please complete the Form W-9 attached as Schedule C.

The Subscriber agrees to notify DMR within 30 days of any change in the information set forth in the attached Form W-9.

The trustee, partner or officer signing on behalf of the Subscriber certifies that he or she has full power and authority to execute this Subscription and Capital Commitment Agreement on behalf of the entity and that investment in the Fund is not prohibited by law or the governing documents of such entity.

7.	Anti-Money Laundering Procedures

An authorized officer, director, partner, member, manager or other similar person of the Subscriber hereby certifies that: (i) the Subscriber is in compliance with all applicable anti-money laundering laws and regulations and, if legally required to maintain anti-money laundering policies (“AML Policies”) does so as required; (ii) the Subscriber’s AML Policies, if applicable, have been approved by legal counsel or internal compliance personnel reasonably informed concerning anti-money laundering issues; and (iii) the Subscriber has not received a deficiency letter, negative report or any similar determination regarding its compliance with any applicable anti-money laundering laws and regulations and, if applicable, its AML Policies, from a regulator.

DMR Mortgage Opportunity Fund LP Subscription and Capital Commitment Agreement For U.S. investors only	Execution Pages-2

8.	Standing Instructions

(a)           Authorized Signatories

The Subscriber represents that the following is a complete list of the individuals, who are authorized to act on behalf of, and bind, the Subscriber (each such individual, an “Authorized Signatory”) in connection with any and all communications and transactions between the Fund (or its representatives) and the Subscriber. The Subscriber acknowledges that the Fund may rely on instructions received from, and representations made by, each Authorized Signatory. The following list may be amended by written notice, signed by an Authorized Signatory and delivered to the Fund, at the address provided herein.

Name	Specimen Signature

Note: In addition to providing specimen signatures as requested above, the Subscriber is required to furnish additional written evidence acceptable to Declaration (which may take the form of an incumbency certificate, written resolutions, a power of attorney or other similar proof) of each Authorized Signatory’s authority to act on behalf of, and bind, the Subscriber.

(b)           Standing Wire Instructions:

The Subscriber agrees that, subject to applicable anti-money laundering regulations and procedures, the Fund has discretion to wire transfer all or any funds payable to the Subscriber (including Distributions) to the following account of the Subscriber:

Bank Name:
Bank Address:

ABA, SWIFT or CHIPS No.:
Account Name:
Account No.:
For Further Credit:
Reference:

If the bank identified immediately above is not located in the United States or another FATF Country,3 please provide the documentation requested under Section 8(d) of these Execution Pages and contact Declaration to determine any additional information that may be required from the Subscriber.

_________________________________
3 A “FATF Country” is a member country of the Financial Action Task Force on Money Laundering.  As of September 1, 2008, the FATF Countries are: Argentina, Australia, Austria, Belgium, Brazil, Canada, China, Denmark, Finland, France, Germany, Greece, Hong Kong, Iceland, Ireland, Italy, Japan, Luxembourg, Mexico, Kingdom of the Netherlands, New Zealand, Norway, Portugal, Russian Federation, Singapore, South Africa, Spain, Sweden, Switzerland, Turkey, the United Kingdom and the United States.  For a current list of FATF Countries see http://www.fatf-gafi.org.

DMR Mortgage Opportunity Fund LP Subscription and Capital Commitment Agreement For U.S. investors only	Execution Pages-3

The wire instructions provided above may be amended by written notice, signed by an Authorized Signatory and delivered to the Fund at the address provided herein.

(c)           Anti-Money Laundering Confirmation:

Is the Subscriber a customer of the bank identified immediately above?

❒ Yes	❑ No

If the answer is “No,” please provide the documentation requested under Section 8(d) of these Execution Pages and contact Declaration for additional information that may be required from the Subscriber.

Is the Subscriber’s subscription payment to be made by bank-to-bank transfer from an account other than the account detailed above:

❒ Yes	❑ No

If the answer is “Yes,” please provide below details of the bank from which the Subscriber’s subscription payment will be transferred:

Bank Name:
Bank Address:

ABA, SWIFT or CHIPS No.:
Account Name:
Account No.:
For Further Credit:
Reference:

If the bank identified immediately above is not located in the United States or another FATF Country, please provide the documentation requested under Section 8(d) of these Execution Pages and contact Declaration for any additional information that may be required from the Subscriber.

Is the Subscriber a customer of the bank identified immediately above?

❒ Yes	❑ No

If the answer is “No,” please contact Declaration for additional information that may be required from the Subscriber.

(d)           Documentation:

If the Subscriber is not a customer of the bank(s) identified in Sections 8(b) or 8(c) of these Execution Pages or the bank(s) identified in Sections 8(b) or 8(c) of these Execution Pages are not located in a FATF Country, please provide copies of the following  documents for each Subscriber:

DMR Mortgage Opportunity Fund LP Subscription and Capital Commitment Agreement For U.S. investors only	Execution Pages-4

Entity Documentation

☐	A copy of any document authorizing or governing its investment policies (e.g., resolutions of the board of directors);

AND

☐	If a corporation: a copy of its articles of incorporation and by-laws;

☐	If a partnership, limited partnership or limited liability partnership: a copy of its formation documents, partnership agreement and/or other governing agreement;

☐	If a limited liability company: a copy of its articles of organization and operating agreement;

☐	If a trust: a copy of its declaration of trust or other governing instrument; or

☐	If any other type of entity: a copy of its formation documents and governing agreements.

Authorized Signatory Documentation.  For each Authorized Signatory listed in Section 8(a) of these Execution Pages:

☐	Document confirming authorization to effect transactions on behalf of the Subscriber (e.g., board resolutions, power of attorney or certification)

(e)           Disclosure Authorization:

By executing this Subscription and Capital Commitment Agreement, the Subscriber authorizes the disclosure of information regarding the Subscriber’s account to the Fund, Declaration, any Declaration Party and/or the Placement Agent as well as their respective representatives and legal counsel, as well as to any governmental authority, self-regulatory organization, or to any other Person, to the extent required by law, regulation or any legal procedure.

9.	Investor Categories

Please check the box below that best describes the nature (and not the corporate structure) of the Subscriber’s business.

❒A “fund of funds” that permits redemptions	❒A commercial bank, investment bank or other financial institution that is not an insurance company*
❒A “fund of funds” that does not permit redemptions	❒A supranational entity
❒An insurance company*	❒A governmental entity
❒An endowment or foundation	❒Any investment by or for the benefit of a natural person, or the family of a natural person
❒An employee benefit plan
❒A special purpose vehicle (structured products)	❒Other (please specify): ____________

*  Other than a fund of funds managed by such listed entity

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10.	Optional Limitation on Voting Rights

The Subscriber elects to have the maximum Fund Percentage for voting purposes attributable to its Interest limited to no more than the following:

__%

IF THE PERCENTAGE LISTED ABOVE IS LEFT BLANK, THERE WILL BE NO LIMIT ON THE SUBSCRIBER’S FUND PERCENTAGE FOR VOTING PURPOSES.

__________________

NO CAPITAL COMMITMENTS SHOULD BE SENT BEFORE THE SUBSCRIBER IS NOTIFIED THAT THIS SUBSCRIPTION AND CAPITAL COMMITMENT AGREEMENT HAS BEEN ACCEPTED.
__________________

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IN WITNESS WHEREOF, the undersigned have hereunto duly set their hands by their representatives thereto duly authorized, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound.

Entity Subscription

(Name of Subscriber)

Dated _____________, _____	By
Title:
(Trustee, partner or authorized corporate officer)

DMR MORTGAGE OPPORTUNITY FUND LP By: Declaration Management & Research LLC its General Partner By: Name: Title:

Name of Trustees or Other Fiduciaries Exercising Investment
Discretion with Respect to Employee Benefit Plan or Trust

Signature	Printed Name	Title

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Schedule A

CAPITAL CALL NOTICE

TO:                      [investor name]

FROM:	Declaration Management & Research LLC, as general partner (“General Partner”) of DMR Mortgage Opportunity Fund LP (the “Fund”)

DATE:                                [insert date of notice]

SUBJECT:	Notice of Capital Contribution to the Fund

Pursuant to Section 3.1 of the Second Amended and Restated Limited Partnership Agreement of the Fund, dated as of September 22, 2008 (the “Limited Partnership Agreement”), Declaration is hereby requesting that you, as a Limited Partner of the Fund, make a Capital Contribution to the Fund as described below (all capitalized terms used herein but not defined shall have the meanings assigned to them in the Limited Partnership Agreement).  Your required Capital Contribution is as follows:

Drawdown Date:                                                                                                            [                 ]

Current Undrawn Capital Commitment:                                                                      [                 ]

Capital Contribution Requested hereby:                                                                    [                 ] [([  ]% of Capital Commitment)]

After Funding, Remaining Unfunded
Capital Commitment:                                                                                                      [                 ]

This Capital Contribution is due on the Drawdown Date specified above.  You must make arrangements for this Capital Contribution to be satisfied by wire transfer to the Fund’s bank account by no later than [8:00] a.m., New York time, on the Drawdown Date in accordance with the following wire instructions:

Wire Instructions

Bank Name:                                           LaSalle Bank National Association
ABA Number:                                        071000505
Account Name:                                      Trust GL
Account Number:                                 2090067
Further Credit to:                                ACCT# 725402.2
RE:                                          DMR Mortgage Opportunity Fund LP Sub/Red - (insert name of investor)
Attn:                                               Kateri Malecek (312) 992-1136

If you have any questions, please contact Lester Guillard, III.
Tel: (703) 749-8263, Fax:  (703) 749-8225, Email:  lguillard@declaration.com

DMR MORTGAGE OPPORTUNITY FUND LP
c/o Declaration Management & Research LLC
1800 Tysons Boulevard, Suite 200
McLean, Virginia 22102

DMR Mortgage Opportunity Fund LP Subscription and Capital Commitment Agreement For U.S. investors only	Schedule A-1

Schedule B

INSTITUTIONAL ACCREDITED INVESTOR STATUS

THE SUBSCRIBER WILL BE REQUIRED TO INDICATE ON THE EXECUTION PAGES WHETHER
THE SUBSCRIBER IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).

CORPORATIONS, PARTNERSHIPS OR LIMITED LIABILITY COMPANIES

a.           The Subscriber has total assets in excess of $5,000,000 and was not formed for the specific purpose of investing in the Fund.

or

b.           All of the equity owners, unit owners and participants of the Subscriber are Accredited Investors.

TRUSTS

c.           The Subscriber has total assets in excess of $5,000,000 and was not formed for the specific purpose of investing in the Fund.

or

d.           The Subscriber is a bank as defined in Section 3(a)(2) of the Securities Act, is acting in its fiduciary capacity as trustee and is subscribing for the Interest on behalf of a trust which qualifies as an Accredited Investor.  (“Bank” is defined in Section 3(a)(2) of the Securities Act as “any national bank, or any banking institution organized under the laws of any State . . . the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official.”)

or

e.           The Subscriber is a revocable trust which may be amended or revoked at any time by the grantors thereof, and all of the grantors are Accredited Investors.

BANKS

f.           The Subscriber is a bank as defined in Section 3(a)(2) of the Securities Act acting in its individual capacity.

INSURANCE COMPANIES

g.           The Subscriber is an insurance company as defined in Section 2(13) of the Securities Act acting in its individual capacity.  (“Insurance company” is defined in Section 2(13) of the Securities Act as “a company which is organized as an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies, and which is subject to supervision by the insurance commissioner, or a similar official or agency, of a State.”)

*           *           *

DMR Mortgage Opportunity Fund LP Subscription and Capital Commitment Agreement For U.S. investors only	Schedule B-1

Schedule C

[See attached Form W-9]

DMR Mortgage Opportunity Fund LP Subscription and Capital Commitment Agreement For U.S. investors only	Schedule C-1